Exhibit 99.1
For Release on November 2, 2015
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS
New York, NY - November 2, 2015 - Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), one of the leading owners and operators of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs”, “Philadelphia Sports Clubs” and “BFX Studio” announced its results for the third quarter ended September 30, 2015.
Third Quarter Overview:

•	Total member count increased 14,000 to 534,000 during Q3 2015 compared to a decrease of 9,000 in Q3 2014.

•
Management executed cost savings and overhead reduction initiatives which resulted in labor savings of $2.4 million, primarily in September, which we expect to result in approximately $25.0 million of savings on an annualized basis.

•	Adjusted EBITDA was $6.6 million in Q3 2015 (refer to the reconciliation below), an increase of 19.6% compared to Q2 2015.

•
As of September 30, 2015, our cash position was $88.3 million (approximately $41.2 million of which was held at the holding company) for a net debt level of $217.7 million compared to a net debt level of $214.8 million as of December 31, 2014.

•	Membership monthly attrition averaged 4.4% per month in Q3 2015 compared to 4.0% per month in Q3 2014.

•
Net loss was $22.0 million in Q3 2015, which included a non-cash fixed asset impairment charge of $12.4 million. This charge did not have any tax effect due to the impact of the Company's tax valuation allowance in Q3 2015. Net loss was $867,000 in Q3 2014, which included a $1.6 million ($928,000, net of taxes) occupancy gain related to club closures.

Patrick Walsh, Executive Chairman of TSI, commented: “We are excited to welcome three new members to our management team, including a Chief Operating Officer, a Chief Marketing Officer and a General Counsel. The Company remains focused on generating profitable membership growth and during the quarter, our membership increased to 534,000, a net member gain of 14,000. In addition, the Company has realized labor savings that should result in more than $25 million of annualized cost savings. Further cost saving initiatives are being analyzed that will potentially result in additional savings.”

Third Quarter Ended September 30, 2015 Financial Results:
Revenue (in thousands):

	Quarter Ended September 30,
	2015		2014
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$74,806	72.1%	$84,377	75.0%	(11.3)%
Initiation and processing fees	3,373	3.2%	2,886	2.6%	16.9%
Membership revenue	78,179	75.3%	87,263	77.6%	(10.4)%
Personal training revenue	17,868	17.2%	17,703	15.7%	0.9%
Other ancillary club revenue	6,072	5.9%	5,990	5.3%	1.4%
Ancillary club revenue	23,940	23.1%	23,693	21.0%	1.0%
Fees and other revenue	1,645	1.6%	1,565	1.4%	5.1%
Total revenue	$103,764	100.0%	$112,521	100.0%	(7.8)%
Total revenue for Q3 2015 decreased $8.8 million, or 7.8%, compared to Q3 2014, primarily due to existing members downgrading their memberships to those with lower monthly dues and new members enrolling at lower rates, both as a result of the new pricing strategy. The effect of existing members opting for lower dues and new members enrolling at lower rates was only partially offset by an increase in membership sales volume. We continue to consider pricing adjustments in order to increase revenue while also driving membership growth.
Operating expenses (in thousands):

	Quarter Ended September 30,
	2015	2014	$ Variance	% Variance
Payroll and related	$42,889	$43,994	$(1,105)	(2.5)%
Club operating	49,280	46,664	2,616	5.6%
General and administrative	6,696	7,813	(1,117)	(14.3)%
Depreciation and amortization	12,190	11,638	552	4.7%
Impairment of fixed assets	12,420	—	12,420	N/A
Total operating expenses	$123,475	$110,109	$13,366	12.1%
Payroll and related. Payroll and related expenses decreased $1.1 million, or 2.5%, in Q3 2015 compared to Q3 2014. Overhead and club expenses decreased $2.4 million primarily associated with the initial results of our cost savings initiatives, including a headcount reduction. These reductions primarily occurred in September 2015. These decreases were partially offset by severance charges of $954,000 in the 2015 period, including $446,000 in separation obligations related to our former Chief Information Officer. In addition, personal training payroll increased $307,000, which was related to an increase in personal training revenue.

Club Operating. Club operating expenses increased $2.6 million, or 5.6%, in Q3 2015 compared to Q3 2014. This increase was principally attributable to the following:

•	Rent and occupancy expenses increased $1.8 million in Q3 2015 compared to Q3 2014 principally due to the following:

◦	Mature clubs expenses increased $860,000 resulting from rent escalations.

◦	Expenses associated with newly opened and future clubs and BFX Studio locations increased $221,000.

◦	In Q3 2014, we recognized $2.9 million of gains related to the reversal of deferred rent in connection with leases terminated early which decreased rent and occupancy expenses in that period.

◦	Offsetting the above increases were savings of $1.5 million for closed clubs.

◦	Lease termination penalties decreased $641,000.

•	Electric utilities expense increased $694,000 in Q3 2015 compared to Q3 2014 primarily as a result of rate increases, as well as the warmer weather and therefore higher electricity consumption.
General and administrative. General and administrative expenses decreased $1.1 million, or 14.3%, in Q3 2015 compared to Q3 2014, primarily reflecting the initial results of our cost savings initiatives of $1.7 million. The decrease was partially offset by increased general liability insurance expenses of $581,000 associated with an increase in reserves for claims related to prior periods.
Cash:
As of September 30, 2015, our cash position was $88.3 million, which was a $10.1 million decrease compared to June 30, 2015. In addition to changes in cash flow from operations, the decrease in our cash position primarily reflected capital expenditures of $7.3 million related to club maintenance, club remodeling and the planned opening of a future BFX Studio location, as well as $4.4 million in interest payments.
Investing Activities Outlook:
We invested $24.1 million in capital expenditures for the nine months ended September 30, 2015, and plan to invest an additional $5.0 million to $9.0 million for the remainder of the year. This additional amount includes approximately $1.0 million to $3.0 million related to one future BFX Studio location opening in 2016. It also includes approximately $4.0 million to $6.0 million to continue enhancing or upgrading existing clubs. We expect these capital expenditures to be funded by cash flow from operations and available cash on hand.
Cost Savings Initiatives:
During Q3 2015, we began to realize the results of our cost savings initiatives. We realized overhead and club level savings of $2.4 million, primarily in September, from headcount reductions, which we expect to result in approximately $25.0 million of savings on an annualized basis. We also realized approximately $1.7 million of savings in General and administrative expenses during the quarter as a result of these initiatives.
Member Count Adjustment:
We completed the conversion from our internally developed Club Management legacy system to a third-party developed software system. This conversion resulted in a one-time adjustment to our historical legacy member count of approximately 5,000 members. We believe this adjustment was non-revenue generated and therefore no impact on our consolidated financial statements.

Forward-Looking Statements:
This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements under the captions “Cost Savings Initiatives” and “Investing Activities Outlook”, statements regarding future financial results and performance, potential sales revenue, potential club closures, results of cost savings initiatives, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the success of our pricing strategy, the geographic concentration of the Company’s clubs, competitive pressure, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, outsourcing of certain aspects of our business, environmental matters, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is one of the leading owners and operators of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 153 fitness clubs as of September 30, 2015, comprising 105 New York Sports Clubs, 27 Boston Sports Clubs, 13 Washington Sports Clubs (two of which are partly-owned), five Philadelphia Sports Clubs, and three clubs located in Switzerland, and three BFX Studio locations. These clubs collectively served approximately 534,000 members as of September 30, 2015. For more information on TSI, visit http://www.mysportsclubs.com.

As the Company is in a period of transition, until further notice, the Company will not be hosting conference calls to discuss quarterly results. The Company intends to continue to issue press releases reporting quarterly and annual earnings.

From time to time the Company may use its Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling through the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York
Contact Information:

Investor Contact:
(917) 765-9974 extension 1775
Investor.relations@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 and December 31, 2014
(All figures in thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$88,286	$93,452
Accounts receivable, net	2,428	3,656
Inventory	456	573
Deferred tax assets	533	724
Prepaid corporate income taxes	9,843	11,588
Prepaid expenses and other current assets	15,809	12,893
Total current assets	117,355	122,886
Fixed assets, net	206,255	233,644
Goodwill	1,055	32,593
Intangible assets, net	182	394
Deferred tax assets	217	—
Deferred membership costs	4,443	7,396
Other assets	12,454	12,920
Total assets	$341,961	$409,833
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$3,114	$3,114
Accounts payable	5,422	2,873
Accrued expenses	28,927	26,702
Accrued interest	129	376
Dividends payable	173	291
Deferred revenue	43,657	36,950
Deferred tax liabilities	229	300
Total current liabilities	81,651	70,606
Long-term debt	295,394	296,757
Building financing arrangement	83,900	83,400
Dividends payable	123	211
Deferred lease liabilities	52,292	53,847
Deferred tax liabilities	577	11,999
Deferred revenue	1,571	2,455
Other liabilities	10,343	8,642
Total liabilities	525,851	527,917
Stockholders’ deficit:
Common stock	24	24
Additional paid-in capital	(8,586)	(10,055)
Accumulated other comprehensive (loss) income	(923)	395
Accumulated deficit	(174,405)	(108,448)
Total stockholders’ deficit	(183,890)	(118,084)
Total liabilities and stockholders’ deficit	$341,961	$409,833

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2015 and 2014
(All figures in thousands except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Club operations	$102,119	$110,956	$318,748	$339,600
Fees and other	1,645	1,565	4,736	4,521
	103,764	112,521	323,484	344,121
Operating Expenses:
Payroll and related	42,889	43,994	135,886	133,329
Club operating	49,280	46,664	151,386	144,877
General and administrative	6,696	7,813	23,144	23,600
Depreciation and amortization	12,190	11,638	36,042	35,289
Impairment of fixed assets	12,420	—	14,571	4,513
Impairment of goodwill	—	—	31,558	137
	123,475	110,109	392,587	341,745
Operating (loss) income	(19,711)	2,412	(69,103)	2,376
Interest expense	5,204	4,519	15,562	13,927
Equity in the earnings of investees and rental income	(571)	(580)	(1,761)	(1,820)
Loss before benefit for corporate income taxes	(24,344)	(1,527)	(82,904)	(9,731)
Benefit for corporate income taxes	(2,338)	(660)	(17,066)	(4,430)
Net loss	$(22,006)	$(867)	$(65,838)	$(5,301)

Basic and diluted loss per share	$(0.89)	$(0.04)	$(2.68)	$(0.22)

Weighted average number of shares used in calculating loss per share	24,654,267	24,301,677	24,554,390	24,251,682

Dividends declared per common share	$—	$—	$—	$0.32

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2015 and 2014
(All figures in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(65,838)	$(5,301)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,042	35,289
Impairment of fixed assets	14,571	4,513
Impairment of goodwill	31,558	137
Amortization of debt discount	972	978
Amortization of debt issuance costs	588	443
Amortization of building financing costs	95	—
Non-cash rental income, net of non-cash rental expense	(2,694)	(4,913)
Share-based compensation expense	1,187	1,563
Net change in deferred taxes	(11,519)	(23,567)
Net change in certain operating assets and liabilities	12,961	(10,172)
Decrease in deferred membership costs	2,953	930
Landlord contributions to tenant improvements	296	1,302
Increase in insurance reserves	689	760
Other	340	(60)
Total adjustments	88,039	7,203
Net cash provided by operating activities	22,201	1,902
Cash flows from investing activities:
Capital expenditures	(24,073)	(29,196)
Change in restricted cash	(1,100)	—
Net cash used in investing activities	(25,173)	(29,196)
Cash flows from financing activities:
Proceeds from building financing arrangement	500	83,400
Principal payments on 2013 Term Loan Facility	(2,335)	(3,160)
Debt issuance costs	(350)	(2,437)
Cash dividends paid	(82)	(7,666)
Redemption paid pursuant to the Rights Plan	(246)	—
Proceeds from stock option exercises	282	47
Tax benefit from restricted stock vesting	—	1,692
Net cash (used in) provided by financing activities	(2,231)	71,876
Effect of exchange rate changes on cash	37	(229)
Net (decrease) increase in cash and cash equivalents	(5,166)	44,353
Cash and cash equivalents beginning of period	93,452	73,598
Cash and cash equivalents end of period	$88,286	$117,951
Summary of the change in certain operating assets and liabilities:
Decrease (increase) in accounts receivable	$943	$(44)
Decrease (increase) in inventory	118	(90)
Increase in prepaid expenses and other current assets	(781)	(1,496)
Increase (decrease) in accounts payable, accrued expenses and accrued interest	5,052	(4,612)
Change in prepaid corporate income taxes and corporate income taxes payable	1,806	(6,166)
Increase in deferred revenue	5,823	2,236
Net change in certain working capital components	$12,961	$(10,172)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
For the Three Months Ended September 30, 2015 and 2014
(All figures in thousands)
(Unaudited)

	Quarter Ended September 30,
	2015	2014
Net loss	$(22,006)	$(867)
Interest expense, net of interest income	5,204	4,519
Benefit for corporate income taxes	(2,338)	(660)
Depreciation and amortization	12,190	11,638
EBITDA	(6,950)	14,630
Impairment of fixed assets	12,420	—
Non-cash rental income from former tenant (1)	(492)	(104)
Rent related to building financing arrangement (2)	(188)	(42)
Net occupancy loss (gain) related to club closure	729	(1,515)
Separation expense related to former Executive Officers and other (3)	523	—
Severance related to headcount reduction	508	—
Legal judgment	—	214
Adjusted EBITDA	$6,550	$13,183

(1)	In connection with the East 86th Street building financing arrangement, we continue to record non-cash rental income from our former tenant.

(2)	Rent paid in connection with our club at the East 86th Street property is recorded as interest expense on the consolidated statement of operations.

(3)	Includes executive officer separation and related expenses of $446,000.

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) plus interest expense (net of interest income), provision (benefit) for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, non-cash rental income from former tenant, rent related to building financing arrangement, loss on extinguishment of debt and net occupancy loss (gain) related to club closures. In the case of Q3 2015, Adjusted EBITDA also excludes severance related to headcount reduction and separation expense related to former Executive Officers. In the case of Q3 2014, Adjusted EBITDA also excludes legal judgment. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
EBITDA excludes, among other items, the effect of depreciation and amortization, which is a significant component of our reported GAAP data. Depreciation and amortization, which is a non-cash item, totaled $12.2 million in the quarter ended September 30, 2015. Although a premise underlying depreciation and amortization is that it will be reinvested in our business to restore, replenish or purchase property, equipment and other related assets, the funds represented by depreciation and amortization could, in the Company’s discretion, be utilized for other purposes (e.g., debt service). Accordingly, EBITDA may be useful as a supplemental measure to GAAP financial data for assessing our performance.
Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.
The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2013 Senior Credit Facility, as amended.

•
Our discussions with prospective lenders and investors in recent years, including in relation to our 2013 Senior Credit Facility, have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•	The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it provides a performance measure to assess results without regard to capital structure and taxes.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.
Adjusted EBITDA has similar uses and limitations as EBITDA. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.